Atlas Air Worldwide
Reports First-Quarter 2015 Results

•	Adjusted Net Income of $25.7 Million, $1.03 per Share

•	Reported Net Income of $29.2 Million, $1.17 per Share

•	Significantly Increasing Full-Year Earnings Framework

PURCHASE, N.Y., April 30, 2015 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced adjusted net income attributable to common stockholders of $25.7 million, or $1.03 per diluted share, for the three months ended March 31, 2015, compared with $11.3 million, or $0.45 per diluted share, for the three months ended March 31, 2014.

On a reported basis, net income attributable to common stockholders in the first quarter of 2015 totaled $29.2 million, or $1.17 per diluted share, compared with $7.9 million, or $0.32 per diluted share, in the year-ago quarter.

Free cash flow of $80.2 million in the first quarter compared with $36.9 million in the first quarter of 2014.

“We are off to a very good start in 2015 and look forward to a strong year,” said William J. Flynn, President and Chief Executive Officer. “As a result, we now expect our full-year results to increase significantly compared with 2014.

“Earnings in the first quarter reflected our diverse business mix, the ongoing demand for our industry-leading aircraft and aviation operating services, and the continuing, broad-based improvement of the global airfreight market. Results in the quarter were also driven by the scale and scope of our Charter segment, which was well-positioned to capitalize on demand for airfreight in the transpacific region and other trade lanes as well as better-than-expected military cargo and passenger demand.”

First-Quarter Results

ACMI segment results benefited from an increase in block hours in the first quarter, driven by the start-up of three additional 767 CMI aircraft and improvements in ACMI aircraft utilization. These were offset by a reduction in revenue per block hour, reflecting the impact of higher revenue per block hour in 2014 resulting from customers that flew below their contractual minimums as well as an increase in CMI flying in 2015.

In Charter, significantly higher segment revenues and contribution reflected improvements in commercial and military air cargo and passenger demand, increased aircraft utilization, and a reduction in heavy-maintenance expense. Commercial air cargo demand during the quarter was enhanced by congestion issues at ports on the U.S. west coast.

In Dry Leasing, revenue and profitability grew as we realized revenue from maintenance payments related to the scheduled return of a 737-800 passenger aircraft in February 2015.

Reported earnings for the first quarter of 2015 included an effective income tax rate of 19.4%, which reflected an income tax benefit of $4.0 million related to beneficial tax planning regarding the treatment of extraterritorial income from the leasing of certain of our aircraft.

Reported results also included a pretax loss of $1.2 million on the disposal of aircraft and engine parts, partly offset by pretax adjustments of $0.6 million to special charges.

Cash and Short-Term Investments

At March 31, 2015, our cash, cash equivalents, short-term investments and restricted cash totaled $374.7 million, compared with $330.7 million at December 31, 2014.

The change in position reflected cash provided by operating activities partially offset by cash used for investing and financing activities.

Net cash used for investing activities during the first quarter of 2015 primarily related to capital expenditures and purchase deposits and delivery payments for flight equipment, partially offset by proceeds from disposal of aircraft.

Net cash used for financing activities primarily reflected payments on debt obligations.

Outlook

We anticipate significant growth in adjusted fully diluted earnings per share in 2015.

As the commercial airfreight market has grown, our business initiatives and investments have positioned Atlas to be a prime beneficiary.

We are encouraged by our strong first-quarter performance, and we continue to have a favorable view about the prospects for the overall airfreight environment and the demand for our aircraft and services.

Industry forecasts indicate that global airfreight demand will grow approximately 4% to 5% in 2015, outpacing projected growth in global trade. In addition, we expect that our block-hour volumes this year will increase 5% to 10% compared with 2014, with more than 70% of the total in ACMI and the balance in Charter. At the same time, recent military demand is holding up well compared with 2014 levels.

We are seeing good airfreight demand in the second quarter of 2015. On a sequential basis, we expect earnings per share in the second quarter of 2015 to be slightly better than our first-quarter 2015 adjusted earnings.

We also anticipate sequential increases in our third- and fourth-quarter earnings per share. Visibility into second-half airfreight market demand and yields remains limited at this point, so we will update our expectations about the second half as the year progresses.

Taking our current framework and expected first-half 2015 earnings strength into account, we expect approximately 55% of our earnings to occur in the second half.

Given the higher flying levels that we anticipate, we now expect that aircraft maintenance expense in 2015 should total approximately $190 million. In addition, depreciation should be approximately $125 million. We also anticipate an effective income tax rate of approximately 28% to 30%. Core capital expenditures, excluding aircraft and engine purchases, are expected to total approximately $40 to $45 million, mainly for spare parts for our fleet.

Mr. Flynn added: “We are confident about the outlook for 2015, and we are well-prepared to leverage our competencies and market leadership this year and beyond.

“Our fleet is modern and efficient. We provide innovative, value-added services. We operate a diversified, resilient business model. Our financial structure is solid. And we are focused on seizing strategic opportunities, executing on initiatives, and shaping a powerful future.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2015 financial and operating results at 11:00 a.m. Eastern Time on Thursday, April 30, 2015.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/d6kjfyqg

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through May 6 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 23719054#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2015 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2015	—	March 31, 2014

Operating Revenue
ACMI	$189,047		$198,141
Charter	220,138		177,373
Dry Leasing	31,919		24,676
Other	3,741		3,173

Total Operating Revenue	$444,845		$403,363

Operating Expenses
Salaries, wages and benefits	88,773		72,855
Aircraft fuel	78,115		81,744
Maintenance, materials and repairs	58,832		59,046
Aircraft rent	34,261		35,410
Depreciation and amortization	32,030		28,155
Navigation fees, landing fees and other rent	23,503		27,126
Travel	20,813		17,282
Passenger and ground handling services	19,963		19,371
Loss on disposal of aircraft	1,209		-
Special charge	(568)		8,029
Other	30,944		26,215

Total Operating Expenses	387,875		375,233

Operating Income	56,970		28,130

Non-operating Expenses / (Income)
Interest income	(4,488)		(4,727)
Interest expense	24,548		26,452
Capitalized interest	(26)		(312)
Other expense, net	675		152

Total Non-operating Expense	20,709		21,565

Income before income taxes	36,261		6,565
Income tax expense	7,029		2,539

Net Income	29,232		4,026
Less: Net income (loss) attributable
to noncontrolling interests	-		(3,918)

Net Income Attributable
to Common Stockholders	$29,232		$7,944

Earnings per share:
Basic	$1.18		$0.32

Diluted	$1.17		$0.32

Weighted average shares:
Basic	24,876		25,096

Diluted	25,070		25,151

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		March 31, 2015	December 31, 2014
Assets
Current Assets
Cash and cash equivalents		$336,406	$298,601
Short-term investments		23,287	17,802
Restricted cash		15,028	14,281
Accounts receivable, net of allowance of $1,168 and $1,658, respectively		149,360	162,092
Prepaid maintenance		26,339	20,806
Deferred taxes		40,923	40,923
Prepaid expenses and other current assets		32,546	51,599

Total current assets		623,889	606,104
Property and Equipment
Flight equipment		3,472,230	3,448,791
Ground equipment		52,976	51,418
	Less: accumulated depreciation	(373,442)	(348,036)
Purchase deposits for flight equipment		17,541	20,054

Property and equipment, net		3,169,305	3,172,227
Other Assets
Long-term investments and accrued interest		114,863	120,478
Deposits and other assets		72,561	80,258
Intangible assets, net		65,157	67,410

Total Assets		$4,045,775	$4,046,477

Liabilities and Equity
Current Liabilities
Accounts payable		$39,737	$42,864
Accrued liabilities		264,705	251,594
Current portion of long-term debt		180,661	181,202

Total current liabilities		485,103	475,660
Other Liabilities
Long-term debt		1,690,184	1,736,739
Deferred taxes		357,934	350,868
Other liabilities		65,927	65,415

Total other liabilities		2,114,045	2,153,022
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 28,887,466 and
	28,561,160 shares issued, 25,002,862 and 24,807,718, shares outstanding
	(net of treasury stock), as of March 31, 2015 and December 31, 2014, respectively	289	286
Additional paid-in-capital		578,504	573,133
Treasury stock, at cost: 3,884,604 and 3,753,442 shares, respectively		(151,440)	(145,322)
Accumulated other comprehensive loss		(9,228)	(9,572)
Retained earnings		1,028,502	999,270

Total equity		1,446,627	1,417,795

Total Liabilities and Equity		$4,045,775	$4,046,477

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Three Months Ended
		March 31, 2015		March 31, 2014
Operating Activities:
Net Income			$29,232	$4,026
Adjustments to reconcile Net Income
	to net cash provided by operating activities:
	Depreciation and amortization		36,375	32,401
	Accretion of debt securities discount		(1,902)	(2,073)
	Provision for allowance for doubtful accounts		(174)	83
	Special charge, net of cash payments		(568)	8,029
	Loss on disposal of aircraft		1,209	¯
	Deferred taxes		7,029	2,554
	Stock-based compensation expense		5,285	1,907
Changes in:
	Accounts receivable		11,088	(14,585)
	Prepaid expenses and other current assets		(10,272)	7,050
	Deposits and other assets		9,323	6,724
	Accounts payable and accrued liabilities		4,023	(4,848)

Net cash provided by operating activities			90,648	41,268
Investing Activities:
	Capital expenditures		(10,385)	(4,095)
	Purchase deposits and delivery payments for flight equipment		(14,925)	(478,739)
	Changes in restricted cash		(747)	(6,046)
	Proceeds from short-term investments		1,202	783
	Proceeds from disposal of aircraft		24,345	¯

Net cash used for investing activities			(510)	(488,097)
Financing Activities:
	Proceeds from debt issuance		¯	572,552
	Customer maintenance reserves received		4,129	4,176
	Proceeds from stock option exercises		52	¯
	Purchase of treasury stock		(6,118)	(2,420)
	Excess tax benefit from stock-based compensation expense		449	(982)
	Payment of debt issuance costs		¯	(16,974)
	Payments of debt		(50,845)	(151,687)

Net cash provided by (used for) financing activities			(52,333)	404,665
Net increase (decrease) in cash and cash equivalents			37,805	(42,164)
Cash and cash equivalents at the beginning of period			298,601	321,816

Cash and cash equivalents at the end of period			$336,406	$279,652

Non-cash Investing and Financing Activities:
Acquisition of flight and ground equipment included in accounts payable and
accrued liabilities		$	¯	$41,581

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2015	March 31, 2014
Operating Revenue:
ACMI	$189,047	$198,141
Charter	220,138	177,373
Dry Leasing	31,919	24,676
Other	3,741	3,173

Total Operating Revenue	$ 444,845	$ 403,363

Direct Contribution:
ACMI	$39,847	$45,564
Charter	30,419	(4,117)
Dry Leasing	15,525	8,171
Total Direct Contribution for Reportable Segments	85,791	49,618

Add back (subtract):
Unallocated income and expenses[1]	(48,889)	(35,024)
Special charge	568	(8,029)
Loss on sale of aircraft	(1,209)	¯

Income before Income Taxes	36,261	6,565

Add back (subtract):
Interest income	(4,488)	(4,727)
Interest expense	24,548	26,452
Capitalized interest	(26)	(312)
Other (income) expense, net	675	152

Operating Income	$56,970	$28,130

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

[1]	During the first quarter of 2015, we changed the methodology for allocating certain unallocated expenses to our segments. Prior period information has been adjusted to consistently reflect this change.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
		—	March 31, 2015	March 31, 2014	Percent Change

Net Income Attributable to Common Stockholders	$		29,232	$7,944	268.0%
After-tax impact from:
ETI tax benefit			(4,008)	—
Special charge[1]			(411)	3,382
Loss on disposal of aircraft			884	—

Adjusted Net Income Attributable to Common Stockholders	$		25,697	$11,326	126.9%

Diluted EPS	$		1.17	$0.32	265.6%
After-tax impact from:
ETI tax benefit			(0.16)	—
Special charge[1]			(0.02)	0.13
Loss on disposal of aircraft			0.04	—

Adjusted Diluted EPS	$		1.03	$0.45	128.9%

[1]	Included in Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and an adjustment to lease termination costs for two 747-400BCFs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2015	March 31, 2014
Net Cash Provided by Operating Activities	$90,648	$41,268
Less:
Capital expenditures	10,385	4,095
Capitalized interest	26	312

Free Cash Flow[1]	$80,237	$36,861

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

		For the Three Months Ended
	March 31, 2015		March 31, 2014
Income before income taxes	$	36,261	$6,565
Special charge[1]		(568)	8,029
Loss on disposal of aircraft		1,209	—

Adjusted pretax income		36,902	14,594
Interest expense, net		20,034	21,413
Other non-operating expenses		675	152

Adjusted operating income		57,611	36,159
Depreciation and amortization		32,030	28,155

EBITDA, as adjusted[2]		89,641	64,314
Aircraft rent		34,261	35,410

EBITDAR, as adjusted[3]	$	123,902	$99,724

[1]	Included in Special charge in 2014 were employee termination benefits, a loan reserve and tax adjustments related to GSS, and an adjustment to lease termination costs for two 747-400BCFs.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, special charge, and loss on disposal of — aircraft, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, special charge, and — loss on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

			For the Three Months Ended		Increase/
			March 31, 2015	March 31, 2014	(Decrease)
Block Hours
	ACMI		29,460	28,023	1,437
	Charter
	Cargo		8,268	5,899	2,369
	Passenger		3,221	2,715	506
	Other		331	236	95

	Total Block Hours		41,280	36,873	4,407

Revenue Per Block Hour
	ACMI		$6,417	$7,071	$(654)
	Charter		$19,161	$20,591	$(1,430)
	Cargo		$19,258	$20,293	$(1,035)
	Passenger		$18,912	$21,239	$(2,327)
Average Utilization (block hours per day)
	ACMI[1]		9.5	9.4	0.1
	Charter
	Cargo		10.0	7.7	2.3
	Passenger		7.2	6.0	1.2
	All Operating Aircraft[1,2]		9.5	8.8	0.7
Fuel
	Charter
		Average fuel cost per gallon	$2.34	$3.23	$(0.89)
		Fuel gallons consumed (000s)	33,312	25,299	8,013
	1 ACMI and All Operating Aircraft averages in the first quarter of 2015 reflect the impact of
	increases in the number of CMI aircraft and amount of CMI flying compared with the first quarter of 2014.
	[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to
	block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			Increase/
	March 31, 2015	March 31, 2014	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.6	8.7	(0.1)
747-400 Cargo	12.2	12.5	(0.3)
747-400 Dreamlifter	3.1	3.1	—
767-300 Cargo	2.0	2.0	—
767-200 Cargo	6.4	5.0	1.4
747-400 Passenger	1.0	1.0	—
767-200 Passenger	1.0	1.0	—
Total	34.3	33.3	1.0
Charter
747-8F Cargo	0.3	0.2	0.1
747-400 Cargo	8.9	8.3	0.6
747-400 Passenger	2.0	2.0	—
767-300 Passenger	3.0	3.0	—

Total	14.2	13.5	0.7
Dry Leasing
777-200 Cargo	6.0	5.8	0.2
757-200 Cargo	1.0	1.0	—
737-300 Cargo	1.0	1.0	—
737-800 Passenger	1.6	2.0	(0.4)

Total	9.6	9.8	(0.2)

Total Operating Aircraft	58.1	56.6	1.5

Out of Service[2]	1.0	1.0	—
[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered. Permanently parked aircraft, all of which are also completely unencumbered, are not included in the operating statistics above.